CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-72656 and 33-74616) of our report dated February 2, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders of Aetrium Incorporated, which is included in this Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to incorporation by reference of our report dated February 2, 2001 relating to the financial statement schedule, which appears in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
March 27, 2001